As filed with the Securities and Exchange Commission on August 15, 2000
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                             DOT HILL SYSTEMS CORP.

                             ----------------------

             (Exact name of Registrant as specified in its charter)

       NEW YORK                                          13-3460176
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                               6305 EL CAMINO REAL
                           CARLSBAD, CALIFORNIA 92009
                                 (760) 931-5500
                    (Address of principal executive offices)
                      -------------------------------------

                 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                      -------------------------------------

                            (Full title of the plans)

                                  PHILIP BLACK
                                JAMES L. LAMBERT
                           CO-CHIEF EXECUTIVE OFFICERS
                             DOT HILL SYSTEMS CORP.
                               6305 EL CAMINO REAL
                           CARLSBAD, CALIFORNIA 92009
                                 (760) 931-5500

                                 --------------

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 --------------

                                   COPIES TO:
                              THOMAS A. COLL, ESQ.
                               COOLEY GODWARD LLP
                        4365 EXECUTIVE DRIVE, SUITE 1100
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 550-6000

                                ----------------


                                            CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                         PROPOSED MAXIMUM          PROPOSED MAXIMUM
   TITLE OF SECURITIES     AMOUNT TO BE REGISTERED           OFFERING                 AGGREGATE                AMOUNT OF
    TO BE REGISTERED                 (1)                PRICE PER SHARE (2)       OFFERING PRICE (2)        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value        500,000 shares                $9.9375                 $4,506,270                $1189.66
     $.01 per share
=================================================================================================================================


(1) This Registration Statement shall also cover any additional shares of Common Stock which shall become issuable under the Registrant's 2000 Non-Employee Directors' Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The offering price per share and aggregate offering price are derived from (a) the actual exercise price for shares subject to outstanding stock options previously granted under the Registrant's 2000 Non-Employee Directors' Stock Option Plan and (b) the average of the high and low prices of Registrant's Common Stock on August 11, 2000 as reported on the New York Stock Exchange for the shares not yet subject to currently outstanding options under the 2000 Non-Employee Directors' Stock Option Plan.

------------------------------------------------------------------------------------------------------------------------------------
                 TYPE OF SHARES                        NUMBER OF SHARES       OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE
------------------------------------------------------------------------------------------------------------------------------------
  Common Stock issuable pursuant to outstanding             100,000                    $9.9375                  $993,750.00
  options under the Registrant's 2000
  Non-Employee Directors' Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------
  Common Stock issuable pursuant to options                 400,000                    $8.7813                 $3,512,520.00
  available for grant under the Registrant's
  2000 Equity Incentive Plan
------------------------------------------------------------------------------------------------------------------------------------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by DOT HILL SYSTEMS CORP. (the "Company" or "Registrant") with the Securities and Exchange Commission ("SEC") are incorporated by reference into this registration statement, and the Company incorporates by reference any future filings it makes with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (a) The Company's annual report on Form 10-K for the fiscal year ended December 31, 1999, filed on March 29, 2000.

         (b) The Company's quarterly report on Form 10-Q for the quarter ended March 31, 2000, filed on May 15, 2000.

         (c) The Company's definitive proxy statement for its 2000 annual meeting of shareholders, filed on March 29, 2000, pursuant to
                  Section 14(a) of the Exchange Act.

         (d) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report and quarterly report, referred to in (a) and
                  (b) above, respectively.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Restated Certificate of Incorporation of the Company provides that to the fullest extent permitted under New York law, a director of the Company shall not be liable to the Company or its shareholders for damages for any breach of duty in such capacity unless a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she was not legally entitled or that his or her acts violated Section 719 of the New York Business Corporation Law.

         The Company's Bylaws further provide that to the fullest extent permitted under New York law, the Company shall indemnify any officer or director of the Company for his or her reasonable expenses, including attorneys fees, actually and necessarily incurred by him or her in connection with his or her defense of any action

(except an action by the Company in its own right) to which he or she becomes a party by reason of the fact that such individual served as an officer or director or employee of the Company or of any corporation in which he or she served at the request of the Company, unless judgment or final adjudication adverse to the officer or director establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER   DESCRIPTION

5.1      Opinion of Cooley Godward LLP.

23.1     Consent of Deloitte & Touche LLP.

23.2     Consent of Arthur Andersen LLP.

23.3 Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1 to this registration statement.

24.1 Power of Attorney. Reference is made to the signature page of this registration statement.

99.1     2000 Non-Employee Directors' Stock Option Plan.

99.2 Form of Stock Option Agreement used in connection with the 2000 Non-Employee Directors' Stock Option Plan.


ITEM 9.   UNDERTAKINGS.

1.       The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (section 230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement herein.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on August 15, 2000.


                                       DOT HILL SYSTEMS CORP.


                                       By: /s/ Philip Black
                                          -------------------------------------
                                       Name:    Philip Black
                                       Title:   Co-Chief Executive Officer,
                                                   Executive Vice President of
                                                   International Sales and
                                                   Director




                                       By: /s/ James L. Lambert
                                          -------------------------------------
                                       Name:    James L. Lambert
                                       Title:   Co-Chief Executive Officer,
                                                   President, Chief Operating
                                                   Officer and Director

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints PHILIP BLACK and JAMES L. LAMBERT, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                                           TITLE                                   DATE
/s/ PHILIP BLACK
-----------------------------             Co-Chief Executive Officer, Executive              August 15, 2000
        (PHILIP BLACK)                    Vice President of International Sales and
                                          Director (PRINCIPAL EXECUTIVE OFFICER)

/s/ JAMES L. LAMBERT
-----------------------------             Co-Chief Executive Officer, President,             August, 15, 2000
      (JAMES L. LAMBERT)                  Chief Operating Officer and Director
                                          (PRINCIPAL EXECUTIVE OFFICER)

/s/ PRESTON ROMM
-----------------------------             Chief Financial Officer and Treasurer              August 15, 2000
        (PRESTON ROMM)                    (PRINCIPAL FINANCIAL AND ACCOUNTING
                                          OFFICER)

/s/ CHARLES F. CHRIST
-----------------------------             Chairman of the Board of Directors                 August 15, 2000
     (CHARLES F. CHRIST)

/s/ W.R. SAUEY
-----------------------------             Director                                           August 15, 2000
         (W.R. SAUEY)

/s/ CAROL TURCHIN
-----------------------------             Vice Chairman of the Board of Directors            August 15, 2000
       (CAROL TURCHIN)

/s/ BENJAMIN MONDERER
-----------------------------             Executive Vice President of Applications           August 15, 2000
     (BENJAMIN MONDERER)                  Engineering, Professional Services and
                                          Director

/s/ BENJAMIN BRUSSEL
-----------------------------             Director                                           August 15, 2000
      (BENJAMIN BRUSSEL)

/s/ NORMAN R. FARQUHAR
-----------------------------             Director                                           August 15, 2000
     (NORMAN R. FARQUHAR)

/s/ CHONG SUP PARK
-----------------------------             Director                                           August 15, 2000
       (CHONG SUP PARK)

                                  EXHIBIT INDEX


EXHIBIT
NUMBER        DESCRIPTION

5.1           Opinion of Cooley Godward LLP.

23.1          Consent of Deloitte & Touche LLP.

23.2          Consent of Arthur Andersen LLP.

23.3 Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1 to this registration statement.

24.1 Power of Attorney. Reference is made to the signature page of this registration statement.

99.1          2000 Non-Employee Directors' Stock Option Plan.

99.2 Form of Stock Option Agreement used in connection with the 2000 Non-Employee Directors' Stock Option Plan.